UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 16, 2015

Marina Biotech, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-13789	11-2658569
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

P.O. Box 1559, Bothell, WA		98041
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:	425-892-4322

N/A

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

Withdrawal of Registration Statement

On June 17, 2015, Marina Biotech, Inc. (the “Company”) filed with the U.S. Securities and Exchange Commission (the “Commission”) a letter requesting the withdrawal of that certain Registration Statement on Form S-1 (Reg. No. 333-201480), together with all exhibits and amendments thereto (the “Registration Statement”), which originally was filed with the Commission on January 14, 2015. The Registration Statement, which has not been declared effective by the Commission, is being withdrawn due to recent changes in the Company’s financing plans. Specifically, the Company has determined that a significant capital raising transaction is not in the best interests of shareholders at this time. Instead, the Company intends to pursue other methods to advance its corporate strategy with a focus on near-term, non-dilutive fund raising through licensing and collaborative transactions.

Presentation at the BIO International Convention

On June 16, 2015, J. Michael French, the President and Chief Executive Officer of the Company, presented at the 2015 BIO International Convention in Philadelphia, Pennsylvania. A copy of the slide deck used in connection with the presentation is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference. The Company’s presentation is available on the Company’s website and an audio webcast is available at: http://www.veracast.com/webcasts/bio/internationalconvention2015/34106292949.cfm.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description

99.1	Presentation of Marina Biotech, Inc. at the 2015 BIO International Convention.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Marina Biotech, Inc.

June 17, 2015	By:	/s/ J. Michael French
	Name:	J. Michael French
	Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Presentation of Marina Biotech, Inc. at the 2015 BIO International Convention.

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